Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Rouse Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	90-0750824
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY  10110
(212) 608-5108
(Address of Principal Executive Offices, Including Zip Code)

Rouse Properties, Inc. 2012 Equity Incentive Plan
(Full Title of Plan)

Andrew Silberfein
Chief Executive Officer
Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY  10110
(212) 608-5108

(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,887,997 shares	$14.68	$71,755,795.96	$8,223.21

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) such amount also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)          Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 9, 2012.

EXPLANATORY NOTE
(NOT PART OF THE PROSPECTUS)

This Registration Statement is filed to register shares of Common Stock, par value $0.01 per share (“Common Stock”), of Rouse Properties, Inc. (the “Registrant” or “Rouse”) that may be issued and sold under the Rouse Properties, Inc. 2012 Equity Incentive Plan (the “Plan”).

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).  These documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Documents by Reference.

The Registrant is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission.  The Registrant hereby incorporates by reference into this Registration Statement the following documents, or portions thereof, previously filed with the Commission:

(a)          The Registrant’s Prospectus filed pursuant to Rule 424(b)(4) dated February 13, 2012, as amended, filed with the Commission on February 15, 2012, File No. 333-177465.

(b)         The Registrant’s Current Reports on Form 8-K filed on December 30, 2011 and January 5, 2012, January 19, 2012 and February 27, 2012.

(c)          The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 10, as amended, filed with the Commission on December 20, 2011, File No. 001-35287, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.  Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.                                   Description of Securities.

Not applicable.

Item 5.                                   Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Weil, Gotshal & Manges LLP.

Item 6.                                   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Each of the Registrant’s Bylaws authorize the indemnification of their officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. Rouse has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Rouse maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to Rouse, respectively, with respect to indemnification payments that each may make to such directors and officers.

Item 7.                                   Exemption from Registration Claimed.

Not applicable.

Item 8.                                   Exhibits.

Exhibit No.	Description

4.1	Rouse Properties, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-11 (Reg. No. 333-177465) filed on January 27, 2012).

4.2

Form of Rouse Properties, Inc. Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K (Reg. No. 001-35287) filed on January 19, 2012).

4.3

Form of Rouse Properties, Inc. Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K (Reg. No. 001-35287) filed on December 19, 2012).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Rouse Properties, Inc.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page).

Item 9.                                   Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)               to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(a)          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2012.

ROUSE PROPERTIES, INC.

By:	/s/ Andrew Silberfein
Name: Andrew Silberfein
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Andrew Silberfein and Rael Diamond or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 12, 2012.

Signature	Title

/s/ Andrew Silberfein
Andrew Silberfein	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Rael Diamond
Rael Diamond	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Leonard Abramsky
Leonard Abramsky	Director

/s/ David Arthur
David Arthur	Director

/s/ Jeffrey Blidner
Jeffrey Blidner	Director

/s/ Christopher Haley
Christopher Haley	Director

/s/ David Kruth
David Kruth	Director

/s/ Michael Mullen
Michael Mullen	Director

/s/ Steven Shepsman
Steven Shepsman	Director

EXHIBIT INDEX

No.	Description

4.1	Rouse Properties, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-11 (Reg. No. 333-177465) filed on January 27, 2012).

4.2

Form of Rouse Properties, Inc. Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K (Reg. No. 001-35287) filed on January 19, 2012).

4.3

Form of Rouse Properties, Inc. Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K (Reg. No. 001-35287) filed on December 19, 2012).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Rouse Properties, Inc.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to the RPI Businesses.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page).